Registration Statement No. 333-

As filed with the Securities and Exchange Commission on May 26, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	36-2678171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382

(ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

(FULL TITLE OF THE PLAN)

Old Republic International Corporation 2022 Incentive Compensation Plan

WILLIAM J. DASSO
VICE PRESIDENT AND ASSISTANT SECRETARY
OLD REPUBLIC INTERNATIONAL CORPORATION
307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(312) 346-8100
wdasso@oldrepublic.com
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

    Old Republic International Corporation (the “Company”) has previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-210054), filed and effective March 9, 2016 (the “Original Registration Statement”) to register 15,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), originally authorized for issuance under the Old Republic International 2016 Incentive Compensation Plan (the “2016 Plan”).

    On May 26, 2022 (the “Effective Date”), the Company’s stockholders approved the Old Republic International Corporation 2022 Incentive Compensation Plan (the “2022 Plan”). The number of shares that were available for issuance under the 2016 Plan on the Effective Date, and the number of shares subject to outstanding awards as of the Effective Date under the 2016 Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common Stock (collectively, the “Remaining 2016 Plan Shares”)) are, on and after the Effective Date, available for issuance under the 2022 Plan.

    Contemporaneously herewith, the Company has filed post-effective amendment no. 1 (“Post-Effective Amendment No. 1”) to the Original Registration Statement to indicate that the Original Registration Statement, as amended by Post-Effective Amendment No. 1 thereto, will also cover the issuance of the Remaining 2016 Plan Shares under the 2022 Plan.

    This Registration Statement is being filed by the Company to register 20,000,000 additional shares of Common Stock that may be issued pursuant to the 2022 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Old Republic International Corporation (the "Company" or “Old Republic”) with the Securities and Exchange Commission are incorporated herein by reference:

1.    The Company's Annual Report on Form 10-K for the year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such filing;

2.    The section of the Company’s Definitive Proxy Statement for the 2022 annual Meeting of Shareholders filed with the SEC on March 31, 2022 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

3.    The description of the Company’s Common Stock contained in the Company’s Annual Report on Form 10-K for 2019, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for such reports and/or documents that are only “furnished” to the Securities and Exchange Commission or are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock offered under the 2022 Plan has been passed upon by William J. Dasso, Vice President, Assistant Secretary and Counsel of the Company. As of May 26, 2022 Mr. Dasso owned stock and had options to purchase stock granted under the Company’s Employee Stock Plans, which are exercisable within 60 days, which in the aggregate represent less than 1/10th of 1% of the Company’s Common Stock.

Item. 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our certificate of incorporation provides that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our directors and officers against expenses (including attorney's fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. As permitted by Section 145(b) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our officers and directors against expenses (including attorney's fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by the board of directors by a majority vote of a quorum thereof consisting of directors who were not parties to such action, suit or proceeding, by opinion of independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

In addition, we have entered into indemnification agreements with our directors and certain officers under which we have agreed to provide indemnification rights similar to those contained in our certificate of incorporation and under which we have agreed to advance expenses as provided by the agreement upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Exhibit No.			Description
4			Instruments defining the rights of security holders, including indentures.
	(a)	*
Amended and Restated Rights Agreement dated as of June 26, 2017 between Old Republic International Corporation and Equinity Trust Company, as successor to Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant’s Form 8-A/A filed August 28, 2017).

	(b)	*	Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).
	(c)	*
Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and the Wilmington Trust Company as Trustee (refiled as Exhibit 4.1 to Registrant’s Form 8-K filed April 22, 2009).

	(d)	*	Supplemental Indenture No. 1 dated as of June 15, 1997, supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form 8-A filed June 16, 1997).
	(e)	*	Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form S-3 filed January 7, 1998).
	(f)	*
Fifth Supplemental Indenture dated as of September 25, 2014 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8–K filed September 25, 2014).

	(g)	*
Sixth Supplemental Indenture dated as of August 26, 2016 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed August 26, 2016).

	(h)	*
Seventh Supplemental Indenture dated as of June 11, 2021 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed June 8, 2021).

	(i)		Old Republic International Corporation 2022 Incentive Compensation Plan.
5	(a)		Opinion of William J. Dasso as to the validity of the securities being registered.
23	(a)		Consent of KPMG LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.
23	(b)		Consent of William J. Dasso (included as part of Exhibit 5).
24			Powers of Attorney (included in signature page).
107			Filing Fee Table
___________
* Exhibit incorporated herein by reference.

Item 9.    UNDERTAKINGS

The undersigned Registrant hereby undertakes:

    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by Section 10(a)3) of the Securities Act of 1933, as amended;

        (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Old Republic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)    That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Old Republic’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 26th day of May, 2022.

OLD REPUBLIC INTERNATIONAL CORPORATION

By: /s/ Frank J. Sodaro

Name: Frank J. Sodaro
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy, Frank J. Sodaro and Thomas A. Dare and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to the registration statement to which this post-effective amendment no. 1 applies (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibit thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated on May 26, 2022.

Name	Position

/s/ Craig R. Smiddy	Chief Executive Officer; Director
Craig R. Smiddy	(Principal Executive Officer)

/s/ Frank J. Sodaro	Senior Vice President and
Frank J. Sodaro	Chief Financial Officer
(Principal Financial Officer)

/s/ Barbara A. Adachi	Director
Barbara A. Adachi

/s/ Steven J. Bateman	Director
Steven J. Bateman

/s/ Lisa J. Caldwell	Director
Lisa J. Caldwell

/s/ John M. Dixon	Director
John M. Dixon

/s/ Michael D. Kennedy	Director
Michael D. Kennedy

/s/ Charles J. Kovaleski	Director
Charles J. Kovaleski

/s/ Spencer LeRoy III	Director
Spencer LeRoy III

/s/ Peter B. McNitt	Director
Peter B. McNitt

/s/ Glenn W. Reed	Director
Glenn W. Reed

/s/ Arnold L. Steiner	Director
Arnold L. Steiner

/s/ Fredricka Taubitz	Director
Fredricka Taubitz

/s/ Steven R. Walker	Director
Steven R. Walker